UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

UMED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

000-55030

(Commission File Number)

90-0893594

(IRS Employer Identification No.)

8851 Camp Bowie West Boulevard, Suite 240

Fort Worth, Texas 76116

(Address of principal executive offices)

(817) 346-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors, Election of Directors, Appointment of Directors and Officers.

On April 24, 2017, UMED Holdings, Inc. (“UMED”) Board of Directors elected Chairman of the Board D. Patrick Six as President to replace Ransom B. Jones. UMED Board of Directors elected to remove Ransom B. Jones as Chief Financial Officer. As a result of the Board of Directors votes, Ransom B. Jones remains as member of the Board of Directors and shareholder.

April 27, 2017

s/ D. Patrick Six

D. Patrick Six

President

UMED Holdings, Inc.